Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Teton Energy Corporation (formerly Teton Petroleum Company) on Form S-3 of our report dated March 4, 2005 on the consolidated financial statements of Teton Petroleum Company, which appears in Teton Petroleum Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004. We also consent to the reference to us under the headings “Experts” in such registration statement.

/s/Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

October 11, 2005

Denver, Colorado